Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE, INC. RECEIVES CONTINUED
LISTING STANDARD NOTICE FROM THE NYSE

KENNETT SQUARE, PA – (November 29, 2017) – Genesis HealthCare (“Genesis”) (NYSE: GEN), one of the largest post-acute care providers in the United States, today announced that it received written notification from the New York Stock Exchange (the “NYSE”)  on November 22, 2017 that it is not in compliance with the NYSE continued listing standard that requires a minimum average closing price of Genesis’ common stock of $1.00 per share over a consecutive 30 trading-day period (the “Notice”).  The Company is, however, in compliance with the NYSE minimum market capitalization threshold of $50 million over a 30 trading-day period. Currently, Genesis’ market capitalization is more than double this threshold.

Receipt of the Notice by Genesis is not a violation of the terms of, and does not constitute a default or event of default under, any of Genesis’ debt obligations, and will not impact the Company’s ability to finalize its recently announced restructuring plans.    The Notice also has no immediate impact on the listing of Genesis’ common stock, which will continue to be listed and traded on the NYSE during the applicable cure period under the symbol “GEN,” subject to Genesis’ compliance with other continued listing requirements set forth in the NYSE Listed Company Manual.

Pursuant to NYSE rules, Genesis can regain compliance with the minimum share price requirement if, during the six-month cure period following receipt of the Notice, on the last trading-day of any calendar month, Genesis’ common stock has a closing share price and a 30 trading-day average closing share price of at least $1.00.

Genesis will notify the NYSE on or before December 7, 2017 that it intends to cure the continued listing standard deficiency.  “Reimbursement and occupancy challenges facing our entire industry have negatively impacted the Genesis HealthCare stock price and those of other providers in the industry,” noted George V. Hager Jr., Chief Executive Officer of Genesis.  “We recently announced plans to restructure master leases and loans which, if fully consummated, we believe will result in a significantly strengthened capital structure for the Company and play a key role in long-term shareholder value.  We are confident in our ability to address the listing standard deficiency.”  In addition to previously announced restructuring plans relating to certain master leases and loans, Genesis is considering further options to cure this continued listing standard deficiency.

About Genesis HealthCare

Genesis HealthCare (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation’s largest post-acute care providers with more than 450 skilled nursing facilities and assisted/senior living communities in 30 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to approximately 1,700 healthcare providers in 45 states, the District of Columbia and China.  References made in this release to “Genesis,” “the Company,” “we,” “us” and

“our” refer to Genesis HealthCare and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “plans,” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated cost management, anticipated business development, anticipated financing activities and anticipated demographic and supply-demand trends facing the industry. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

• reductions and/or delays in Medicare or Medicaid reimbursement rates, or changes in the rules governing the Medicare or Medicaid programs could have a material adverse effect on our revenues, financial condition and results of operations;

• reforms to the U.S. healthcare system that have imposed new requirements on us and uncertainties regarding potential material changes to such reforms;

• revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;

• our success being dependent upon retaining key executives and personnel;

• it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees;

• recently enacted changes in Medicare reimbursements for physician and non-physician services could impact reimbursement for medical professionals. Moreover, annual payment caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations;

• we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

• our physician services operations are subject to corporate practice of Medicare laws and regulations. Our failure to comply with these laws and regulations could have a material adverse effect on our business and operations;

• we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice. These investigations and audits could result in adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition, and reputation;

• significant legal actions, which are commonplace in our industry, could subject us to increased operating costs, which could materially and adversely affect our results of operations, liquidity, financial condition, and reputation;

• insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

• failure to maintain effective internal control over financial reporting could have an adverse effect on our ability to report on our financial results on a timely and accurate basis;

• we may be unable to reduce costs to offset decreases in our patient census levels or other expenses timely and completely;

• completed and future acquisitions may consume significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;

• we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions, special charges and leases that are not economically efficient in the current business environment;

• our substantial indebtedness, scheduled maturities and disruptions in the financial markets could affect our ability to obtain financing or to extend or refinance debt as it matures, which could negatively impact our results of operations, liquidity, financial condition and the market price of our common stock;

• our issuance of debt securities that are convertible into our common stock could result in dilution of common stockholders’ percentage ownership of our company, if such debt securities are converted to common stock;

•  we have entered into preliminary non-binding agreements with certain of our credit parties concerning a proposed long-term restructuring of certain master leases and loans (the Restructuring Plans) in an effort to develop a sustainable capital structure for us. However, there can be no assurance that the conditions necessary to achieve the fixed charge reductions contemplated in the Restructuring Plans will be met.  If such fixed charge reductions are not realized it would have a material adverse effect on our liquidity and financial condition;

• we are presently operating under waivers of certain of our financial agreements and are engaged in discussions with the counterparties to the Revolving Credit Facilities to secure a 90-day forbearance agreement through late January 2018.  There can be no assurance such waivers will be received in future periods, or whether a forbearance agreement will be executed by us and the counterparties to the Revolving Credit Facilities.  In the event future waivers or forbearance agreements are not extended and our creditors accelerate our loan and lease obligations, it would have a material adverse effect on our liquidity and financial condition;

• the holders of a majority of the voting power of Genesis’ common stock have entered into a voting agreement, and the voting group’s interests may conflict with the interests of other stockholders;

• exposure to the credit and non-payment risk of our contracted customer relationships, including as a result from bankruptcy, receivership, liquidation, reorganization or insolvency, especially during times of systemic industry pressures, economic conditions, regulatory uncertainty and tight credit markets, which could result in material losses;

• some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts;

• we are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements;

• no assurance can be given that we will be able to regain compliance with the NYSE continued listing standard regarding the minimum share price requirement or maintain compliance with other continued listing requirements set forth in the NYSE Listed Company Manual; and

• we could experience adverse consequences if our common stock ultimately were to be suspended from trading on, and delisted from, the NYSE for any reason, which could have an adverse effect on our restructuring plans, liquidity or financial condition, any of which could lead to difficulty maintaining business, financing and operational relationships.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.